Exhibit 99.1

Unaudited Combined Financial Statements of

Aeroflex / Inmet, Inc.

And

Aeroflex / Weinschel, Inc.

“Inmet & Weinschel”

For the Nine Month Periods Ended

March 31, 2015 and 2014

Inmet & Weinschel

Table of Contents

March 31, 2015 and 2014

Financial Statements (unaudited)

Combined Balance Sheets	3

Combined Statements of Operations	4

Combined Statements of Shareholders’ Equity	5

Combined Statements of Cash Flows	6

Combined Notes to Financial Statements	7-11

Inmet & Weinschel

Combined Balance Sheets

(unaudited) (Dollar Amounts in Thousands)

	March 31, 2015	June 30, 2014
Assets
Current
Cash and cash equivalents	$3,793	$—
Accounts receivable, less allowance for doubtful accounts of $38 and $54 at March 31, 2015 and June 30, 2014, respectively	5,736	7,234
Inventories, net (note 3)	11,695	10,662
Deferred income taxes	2,376	2,240
Prepaid expenses and other current assets	292	161

	23,892	20,297
Fixed assets, net	6,857	7,065
Due from related parties (note 5)	71,224	66,532

Total assets	$101,973	$93,894

Liabilities and Shareholders’ Equity
Current
Accounts payable and accrued expenses (note 6)	$3,645	$4,349

	3,645	4,349
Deferred income taxes	1,087	1,067

	4,732	5,416

Shareholders’ Equity
Common shares ($1 stated value; 120,000 authorized shares, 47,800 issued and outstanding at March 31, 2015 and June 30, 2014, respectively)	1	1
Retained earnings	97,240	88,477

	97,241	88,478

Total Liabilities and Shareholders’ Equity	$101,973	$93,894

The accompanying notes are an integral part of these combined financial statements.

Inmet & Weinschel

Combined Statements of Operations (unaudited) (Dollar Amounts in Thousands)

Nine Months Ended March 31, 2015 and 2014

	For the Nine Months Ended March 31, 2015	For the Nine Months Ended March 31, 2014
Revenue, net	$34,894	$34,779
Cost of revenues	19,399	19,616

Gross profit	15,495	15,163

Operating expenses
General and administrative	2,663	2,451
Selling expenses	3,077	3,023
Research and development	2,190	2,427

Total operating expenses	7,930	7,901

Operating income	7,565	7,262
Other expense (income), net
Other expense	—	11

	—	11

Earnings before income taxes	7,565	7,251
Expense for income taxes	2,551	2,450

Net income	$5,014	$4,801

The accompanying notes are an integral part of these combined financial statements.

Inmet & Weinschel

Combined Statement of Shareholders’ Equity (Dollar Amounts in Thousands)

Nine Months Ended March 31, 2015

	Common stock-number of shares	Common stock amount	Retained earnings	Total shareholders’ equity
Balance at June 30, 2014	47,800	$1	$88,477	$88,478

Net income for the period	—	—	5,014	5,014

Dividend from parent (Note 2)	—	—	3,749	3,749

Balance at March 31, 2015	47,800	$1	$97,240	$97,241

The accompanying notes are an integral part of these combined financial statements.

Inmet & Weinschel

Combined Statements of Cash Flows (Unaudited) (Dollar Amounts in Thousands)

Nine Months Ended March 31, 2015 and 2014

	For the Nine Months Ended March 31,
	2015	2014
Cash flows from operating activities
Net income	$5,014	$4,801
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	607	605
Loss on sale of fixed assets	—	13
Deferred income taxes	(116)	16
Changes in operating asset and liabilities
Accounts receivable	1,498	(643)
Inventories	(1,033)	(734)
Prepaid expenses and other current assets	(131)	153
Accounts payable and accrued expenses	(994)	(1,490)
Related parties	(654)	(2,223)

Net cash provided by operating activities	4,191	498
Cash flows from investing activities
Purchase of fixed assets	(398)	(498)

Net cash used by investing activities	(398)	(498)
Cash flows from financing activities

Net cash used by financing activities	—	—

Net change in cash and cash equivalents	3,793	—
Cash and cash equivalents beginning of period	—	—

Cash and cash equivalents end of period	$3,793	$—

The accompanying notes are an integral part of these combined financial statements.

Inmet & Weinschel

Notes to Combined Financial Statements (Unaudited)

Dollar Amounts in Thousands

March 31, 2015 and 2014

1. NATURE OF BUSINESS

Aeroflex / Inmet, Inc. (“Inmet”) and Aeroflex / Weinschel, Inc. (“Weinschel” and together with Inmet, the “Company”) have each been in business for more than 40 years, and each manufactures and sells RF and microwave products for defense, space, avionics, wireless, and test and measurement applications. The Company’s customers include both military and commercial organizations located throughout the United States.

Basis of Presentation

The unaudited combined financial statements include the accounts of Inmet and Weinschel. All significant intercompany balances and transactions have been eliminated in the combination. There are no other entities controlled by the Company, either directly or indirectly. The financial statements are presented in conformity with United States generally accepted accounting principles.

Certain information and footnote disclosures required in financial statements prepared in accordance with accounting principles generally accepted in the United States of America have been condensed or omitted. In the opinion of the Company’s management, the accompanying unaudited combined financial statements contain all adjustments (consisting only of normal recurring adjustments) that the Company considers necessary for the fair presentation of the Company’s combined financial position as of March 31, 2015 and the results of its operations and cash flows for the nine month periods ended March 31, 2015 and 2014. Results for the interim period are not necessarily indicative of results that may be expected for the entire year or for any other interim periods. The unaudited combined financial statements should be read in conjunction with the audited combined financial statements of the Company and the notes thereto as of and for the years ended June 30, 2014 and 2013 included herein.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Accounting estimates

The preparation of financial statements in conformity with generally accepted accounting principles in the United States of America requires management to make certain estimates and assumptions that affect the reported amounts in the combined financial statements, and the disclosures made in the accompanying notes. Examples of estimates include the provisions made for bad debts, returns and obsolete inventory, and estimates of deferred income tax and liabilities. The Company also uses estimates in determining the remaining economic lives of long-lived assets. Despite the Company’s intention to establish accurate estimates and use reasonable assumptions, actual results may differ from these estimates.

Cash and Cash Equivalents

Cash and cash equivalents consist of cash on hand, bank balances and investments in money market instruments with original maturities of three months or less. The Company is subject to a sweep of cash accounts by its parent, Aeroflex, Inc., providing for a zero cash balance depending on the timing of these cash sweeps.

Inventories

Inventories, which include materials, labor, and manufacturing overhead, are stated at the lower of cost (on a first-in, first-out basis) or net realizable value. On a quarterly basis, the Company evaluates inventories for potential write-down for identifiable obsolescence and slow moving items. The evaluation includes analysis of future demand, product mix and possible alternative uses. The Company records a provision for both excess and obsolete inventory when write-downs or write-offs are identified. Any write-down of inventory at the close of a fiscal period creates a new cost basis that subsequently would not be marked up based on changes in underlying facts and circumstances.

Fixed Assets

Fixed assets are recorded at cost less accumulated depreciation and are depreciated using the straight-line method over the following periods:

Straight line basis
Buildings and leasehold improvements	5-40 years
Computer equipment	3-5 years
Furniture and fixtures	5-8 years
Machinery and equipment	5-10 years
Vehicles	3 years

Inmet & Weinschel

Notes to Combined Financial Statements (Unaudited)

Dollar Amounts in Thousands

March 31, 2015 and 2014

Betterments are capitalized and amortized by the Company, using the same amortization basis as the underlying assets over the remaining useful life of the original asset. Betterments include renovations, major repairs and upgrades that increase the service of a fixed asset and extend the useful life. Gains and losses on depreciable assets retired or sold are recognized in the combined statements of operations in the year of disposal. Repairs and maintenance expenditures are expensed as incurred.

Income Taxes

Income taxes, as presented herein, attribute current and deferred income taxes of Aeroflex Inc. (parent) to the Inmet and Weinschel stand-alone combined financial statements in a manner that is systematic, rational and consistent with the asset and liability method prescribed by the applicable accounting guidance. Accordingly, the Inmet and Weinschel income tax provision was prepared following the “separate return method.” The separate return method applies the guidance to the stand-alone financial statements of each member of the consolidated group as if the group member were a separate taxpayer and a stand-alone enterprise. As a result, the difference between the separate return method and the tax sharing agreement that was in place with the parent has been recorded within retained earnings within the Statement of Shareholders’ Equity.

Deferred income tax assets and liabilities are recognized for the future tax consequences attributable to differences between financial reporting and tax bases of assets and liabilities and available net operating loss carry forwards. A valuation allowance is established to reduce tax assets if it is more likely than not that all or some portions of such tax assets will not be realized.

The Company records a valuation allowance on deferred tax assets to provide for a reasonable provision, which in the Company’s estimation is more likely than not that all or some portions of such tax assets will not be realized. In determining the adequacy of a valuation allowance, the Company applies the authoritative guidance, and considers such factors as history of income, reversal of temporary differences, projected future income, and tax planning strategies.

The Company follows the guidance concerning accounting for uncertainty in income taxes, which clarifies the accounting and disclosure for uncertainty in tax positions. The guidance requires that the Company determine whether it is more likely than not that a tax position will not be sustained upon examination by the appropriate taxing authority. If a tax position does not meet the more likely than not recognition criterion, the guidance requires that the tax position be measured at the largest amount of benefit greater than 50 percent not likely of being sustained upon ultimate settlement.

Based on the Company’s evaluation, management has concluded that there are no significant uncertain tax positions requiring recognition in the combined financial statements or adjustments to deferred tax assets and related valuation allowance. Open tax years include the tax years ended June 30, 2012 through June 30, 2014.

The Company from time to time has been assessed interest or penalties by major tax jurisdictions, however such assessments historically have been minimal and immaterial to our financial results. If the Company receives an assessment for interest and/or penalties, it would be classified in the combined financial statements as general and administrative expense.

Revenue Recognition

The Company recognizes revenue when it is realized and earned. The Company considers revenue realized or realizable and earned when it has persuasive evidence of an arrangement, delivery has occurred, the sales price is fixed or determinable, and collectability is reasonably assured. Delivery is not considered to have occurred until products have been shipped and risk of loss and ownership has transferred to the customer.

Certain of the Company’s sales are to distributors, which have a right to return some portion of product within up to eighteen months of sale. The Company recognizes revenue on these sales at the time of shipment to the distributor, as the returns under these arrangements can be reasonably estimated. A provision for such estimated returns is recorded at the time sales are recognized.

Inmet & Weinschel

Notes to Combined Financial Statements (Unaudited)

Dollar Amounts in Thousands

March 31, 2015 and 2014

Warranty

The Company provides up to a one-year product defect warranty on various products from the date of sale. Historically, warranty costs have been nominal and have been within management’s expectations. The Company has accrued approximately $42 and $49, in warranty liability as of March 31, 2015 and June 30, 2014, respectively, which has been included in accounts payable and accrued expenses.

Shipping and Handling

Shipping and handling costs are expensed as incurred and included in cost of revenues.

Sales Taxes

The Company records sales tax on the sale of its products as a liability, and does not include such amounts in revenue.

Research and Development

Research and development costs are expensed when incurred.

Advertising Costs

Advertising costs are expensed as incurred and were $185, and $158 for the nine months ended March 31, 2015, and 2014, respectively.

Receivables and Credit Policies

Accounts receivable are non-interest bearing, uncollateralized customer obligations. Accounts receivable are stated at the amounts billed to the customer. Customer account balances with invoices over 90 days old are considered delinquent. Payments of accounts receivable are allocated to the specific invoices identified on the customer’s remittance advice or, if unspecified, are applied to the earliest unpaid invoices. The carrying amount of accounts receivable is reduced by a valuation allowance that reflects management’s estimate of the amounts that will not be collected.

Financial Instruments

The fair values of financial instruments including cash and cash equivalents, accounts receivable, and accounts payable, approximate their carrying values due to the short-term nature of these instruments. Unless otherwise noted, it is management’s opinion that the Company is not exposed to significant interest rate, currency or credit risks arising from its financial instruments.

Concentration of Risk

The US Departments of Defense (directly and through subcontractors) accounts for approximately 30% of the Company’s revenues for the nine months ended March 31, 2015, and 30% of the Company’s revenues for the nine months ended March 31, 2014.

The Company, at times, maintains cash balances at financial institutions in excess of amounts insured by the Federal Deposit Insurance Corporation. Management monitors the soundness of these institutions and has not experienced any collection losses with these institutions.

Inmet & Weinschel

Notes to Combined Financial Statements (Unaudited)

Dollar Amounts in Thousands

March 31, 2015 and 2014

3. INVENTORIES

Inventories consisted of the following:

	March 31, 2015	June 30, 2014
Raw materials	$4,646	$4,936
Work in progress	4,166	3,299
Finished goods	2,883	2,427

Total	$11,695	$10,662

At March 31, 2015 and June 30, 2014, inventories are presented net of inventory reserves of $3,230 and $2,820, respectively.

4. INCOME TAXES

For the nine month periods ended March 31, 2015 and 2014, the Company’s effective income tax rates were 33.7% and 33.8%, respectively, compared to an applicable U.S. federal statutory income tax rate of 35%. The difference between the effective tax rate and U.S. statutory tax as of March 31, 2015 and March 31, 2014 is primarily due to the U.S. domestic manufacturing deduction, partially offset by state income taxes and other permanent adjustments.

As of March 31, 2015, the Company had no significant unrecognized tax benefits.

The Company records interest and penalties related to tax matters within general and administrative expenses on the accompanying Combined Statement of Operations. These amounts are not material to the combined financial statements for the periods presented. The Company’s U.S. tax returns are subject to examination by federal and state taxing authorities. Generally, tax years 2012-2014 remain open to examination by the Internal Revenue Service or other tax jurisdictions to which the Company is subject.

5. RELATED PARTY TRANSACTIONS

The Company, in the normal course of business, purchases and sells inventory with companies related by common ownership and enters into certain transactions, including cash sweeps to its parent, Aeroflex Inc.

As of March 31, 2015 and June 30, 2014 these related companies owed the Company $71,224 and $66,532, respectively, which is included in its combined balance sheets as Due from related parties. These balances include various unsecured, short term receivables and payables to related companies which occur in the normal course of business. These receivables and payables have no definitive repayment terms.

The Company incurred sales to related companies of approximately $1,604 and $1,988 for the nine months ended March 31, 2015 and 2014, respectively.

During the nine months ended March 31, 2015 and 2014, the Company was allocated certain operating expenses from its parent, which amounted to approximately $1,477 and $1,643, respectively.

Inmet & Weinschel

Notes to Combined Financial Statements (Unaudited)

Dollar Amounts in Thousands

March 31, 2015 and 2014

6. ACCOUNTS PAYABLE AND ACCRUED EXPENSES

Accounts payable and accrued expenses consisted of the following:

	March 31, 2015	June 30, 2014
Trade accounts payable	$523	$580
Accrued expenses	2,314	2,050
Wage and vacation accrual	808	1,719

Total	$3,645	$4,349

7. SUBSEQUENT EVENTS

The Company has evaluated subsequent events occurring after the balance sheet date through the date of August 24, 2015, which is the date the financial statements were issued.

On June 8, 2015 API Technologies Corp. (“API”), completed the acquisition of Inmet and Weinschel from Cobham plc for a total purchase price of $80,000. The acquisitions of Inmet and Weinschel add breadth to API’s RF, microwave, and microelectronics product portfolio, extend API’s subsystems offering, and further API’s reach in key end markets, including defense, space, commercial aviation, and wireless. API financed the acquisition with an $85,000 add-on to its existing term loan with Guggenheim Corporate Funding LLC.